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                                                                 Exhibit 10.53


                            CONSULTING AGREEMENT

     THIS AGREEMENT dated as of July 14, 1999, is entered into by and between Advanced Communications Group, Inc., a Delaware corporation (the "Company"), and Compass Telecommunications, Inc., a Delaware corporation ("Consultant").

                             W I T N E S S E T H

     WHEREAS, the Company is engaged in the Telecommunication Business (as defined in the Stock Purchase Agreement dated as of the date hereof between Consultant, the Company and certain subsidiaries of the Company (the "Stock Purchase Agreement");

     WHEREAS, certain employees of Consultant have acquired throughout the years substantial experience in the Telecommunication Business; and

     WHEREAS, Consultant has agreed to acquire the Telecommunication Subsidiaries (as defined in the Stock Purchase Agreement) of the Company, subject to the closing conditions referenced therein, including without limitation, the receipt of all governmental and other consents and approvals as described therein.

     The parties hereto agree as follows:

     1. Capitalized terms not otherwise defined herein shall have the definitions given in the Stock Purchase Agreement.

     2. The Company agrees to engage the Consultant for the period commencing on the date that the notification period under the HSR Act has expired or been earlier terminated (the "Commencement Date") through the earlier to occur of (i) the Closing Date or (ii) the date on which the Stock Purchase Agreement is terminated in accordance with its terms (the "Consultancy Period"), upon the terms and conditions hereinafter set forth. Consultant agrees to furnish services to the Company and to make its employees available to the Company for consultation, review and advice with respect to the Telecommunication Business, which shall include but not necessarily be limited to the following activities and aspects of the business:
          a.  Management of the Telecommunications Subsidiaries;

          b.  Sales force activity/performance;


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          c.  Product packaging and marketing, pricing, marketing partnership agreements;

          d. Customer service, support and relations - billing system installation, order entry;

          e.  Network performance and service quality;

          f. Network investment/conversion project, co-location policies and negotiation and rollout program;

          g.  Management and workforce key hires;

          h.  Employee relations;

          i. Supplier contracts, facilities agreements, interconnection agreements, and equipment purchases;

          j.  Relations with regulators;

          k.  Strategic relations with suppliers and customers;

          l. Financial practices - accounts receivable management, regional bell operating company billing issues and related settlements;

          m.  Transition process and matters.

     Requests for consultation may be submitted directly to Consultant by designated executive officers of the Company. The Company will appoint an executive to serve as point person to work with each employee of Consultant in such employee's specialty area. Consultant shall respond to reasonable requests of the Executive Committee and Consultant shall present to the Executive Committee its recommendations. The Executive Committee shall meet with Consultant not more frequently than bi-weekly and the Executive Committee shall use its best efforts to act promptly on recommendations from Consultant. Consultant shall be an independent contractor. All decisions as to the management and control of the Company shall be made solely by the officers and directors of the Company and Consultant shall have no say in such management and control.

     Consultant agrees that during the Consultancy Period, as defined above, Consultant will faithfully render such consulting and advisory services as identified in Section 2(a) - (m) inclusive (the "Consulting Services"). Except for conditions beyond the control of Consultant, Consultant, recognizing the time demands associated with providing the Consulting Services, agrees to be available to provide Consulting Services during


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damages, losses and expenses (including reasonable attorneys' fees) arising from Consultant's provision of the services hereunder to the Company.

     10. This Agreement contains the entire agreement between the parties as to the subject matter hereof and may not be changed except in writing.

     11. This Agreement shall be subject to, and be governed by, the laws of Delaware and any controversy arising under this agreement shall be subject to the exclusive jurisdiction of the Texas courts or, if the parties hereto can acquire jurisdiction, in the United States District Court for Northern District of Texas.

     12. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent in accordance with the procedures of the Stock Purchase Agreement.

     13. Nothing contained in this Agreement shall prevent the Consultant and its employees and/or any other individual associated with the Consultant from engaging in a business or businesses separate and apart from that of the Company.

     14. For purposes of this Agreement, Consultant shall continue to be bound under the Confidentiality and Non-Disclosure Agreement signed June 2, 1999 between Compass Partners and Bank of America Securities, on behalf of the Company with respect to the sale of the Telecommunication Subsidiaries.

     15. Consultant may not assign its rights or sub-contract or delegate its performance hereunder without the prior written consent of Company, and any attempted assignment, sub-contracting or delegation without Company's prior written consent shall be void.

     16. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

     17. The validity or enforceability of any particular provisions of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.


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     18.  This document constitutes the full understanding between the parties and no terms, conditions, understanding or agreement purporting to modify or vary the terms of this Agreement shall be binding unless hereafter made in writing with reference to this Agreement and signed by Consultant and a duly authorized representative of Company.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   ADVANCED COMMUNICATIONS GROUP, INC.




                                   By:    /s/ Richard A. O'Neal
                                      ----------------------------------
                                   Name:      Richard A. O'Neal
                                      ----------------------------------
                                   Title:     CEO
                                      ----------------------------------

                                   COMPASS TELECOMMUNICATIONS, INC.


                                   By:    /s/ Robert C. M. Baker
                                      ----------------------------------
                                   Name:      Robert C. M. Baker
                                      ----------------------------------
                                   Title:     CEO
                                      ----------------------------------


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